Exhibit 2.1

AMENDED AND RESTATED

PLAN OF CONVERSION

of

ROME, MHC

and

AGREEMENT AND PLAN OF REORGANIZATION

between

ROME, MHC

ROME BANCORP, INC.

(a Delaware Corporation)

NEW ROME BANCORP, INC.

(a newly formed Delaware Corporation)

and

THE ROME SAVINGS BANK

-i-

1.	INTRODUCTION.

For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2. On October 6, 1999, The Rome Savings Bank (the “Bank”), as a New York chartered savings bank, reorganized into the mutual holding company form of organization as a wholly-owned subsidiary of Rome Bancorp, Inc. (the “Mid-Tier Holding Company”), a Delaware corporation and the mid-tier stock holding company that became the majority-owned subsidiary of Rome, MHC (the “Mutual Holding Company”). Contemporaneously with the reorganization, the Mid-Tier Holding Company sold 1,598,355 shares of its common stock to the Bank’s eligible depositors and to the Rome Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”), and issued 1,734,396 of its shares of common stock to the Mutual Holding Company. In addition, the Mid-Tier Holding Company issued 68,015 of it shares of common stock to The Rome Savings Bank Foundation (the “Foundation”). Then, on April 27, 2004, the Bank converted to a federal savings bank and the Mutual Holding Company converted to a federal mutual holding company. As of the date of adoption of this Plan, the Mutual Holding Company held 2,601,594, or 61.5%, of the 4,229,546 shares of outstanding Mid-Tier Company common stock.

A.	Business Purposes for the Conversion and Reorganization

The Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank believe that a conversion of the Mutual Holding Company to stock form is in the best interests of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank, as well as the best interests of their respective Members and Shareholders. The Boards of Directors determined that this Plan of Conversion equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. The Conversion and Reorganization will result in the raising of additional capital for the Bank and the Holding Company and is expected to result in a more active and liquid market for the Holding Company Common Stock than currently exists for the Mid-Tier Holding Company Common Stock. In addition, the Conversion and Reorganization have been structured to re-unite the accumulated earnings and profits retained by the Mutual Holding Company with the retained earnings of the Bank through a tax-free reorganization.

The Conversion and Reorganization are intended to provide an additional source of capital not now available in order to allow the Bank and Holding Company to better serve the needs of the community through: increased lending to support continued growth in the Bank’s commercial loan portfolio; opening or acquiring additional branch offices; forming a commercial bank subsidiary to accept municipal deposits; financing acquisitions of other financial institutions or other businesses related to banking, although no mergers or acquisitions are planned at the present time; and expanding the financial products and services currently offered by the Bank. The Conversion and Reorganization are also intended to provide additional capital to the Holding Company in order to allow it to: pay dividends to shareholders; repurchase shares of Conversion Stock; finance acquisitions of other financial institutions or other businesses related to banking; and use for other general corporate purposes. In addition, increased stock ownership by officers and other employees of the Bank and the Holding Company has proven to be an effective performance incentive and an effective means of attracting and retaining qualified personnel.

The Boards of Directors and senior management also believe that the Conversion and Reorganization will be beneficial to the population within the Bank’s primary market area. The Boards and management believe that, through increased stock liquidity and expanded local stock ownership, current local customers and non-customers who purchase Holding Company Common Stock will seek to enhance the financial success of the Bank through consolidation of their banking business and increased referrals to the Bank.

If a standard conversion had been conducted in 1999, management of the Bank believed that it may have been difficult to prudently invest the larger amount of capital that would have been raised, when compared to the net proceeds raised in connection with the formation of the Mutual Holding Company. A standard conversion in 1999 also would have immediately eliminated all aspects of the mutual form of organization.

The Bank and the Mid-Tier Holding Company have also gained experience as public companies complying with of the Securities Exchange Act of 1934, as amended, and in conducting shareholder meetings and addressing other shareholder matters, such as communications, press releases and dividend payments. In light of the foregoing, the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank believe that it is in the best interests of such companies and their respective Members and Shareholders to raise additional capital at this time.

B.	Organization of Holding Company and Steps for Conversion and Reorganization

The Conversion and Reorganization will be effected as follows, or in any manner approved by the OTS that is consistent with the purposes of this Plan and applicable laws and regulations, including a merger of the Mutual Holding Company into the Mid-Tier Holding Company followed immediately by the Offerings. The choice of which method to use to effect the Conversion and Reorganization will be made by the Board of Directors of the Mutual Holding Company immediately prior to the closing of the Conversion and Reorganization.

In connection with the Conversion and Reorganization:

1. The Mid-Tier Holding Company will convert into or exchange its charter for that of a federal corporation, which will immediately exchange its charter for that of an interim federal stock savings association and then merge with and into the Bank with the Bank as the surviving entity. Annex A hereto describes this transaction.

2. As described in more detail in Section 3, the Mutual Holding Company will convert from the mutual form to an interim federal stock savings association and simultaneously merge with and into the Bank pursuant to the Plan of Merger included as Annex B hereto, pursuant to which the Mutual Holding Company will cease to exist and a liquidation account will be established by the Bank for the benefit of depositor Members as of specified dates.

3. The Bank will form a new first-tier, wholly-owned subsidiary known as New Rome Bancorp, Inc., a Delaware corporation, which will become the Holding Company upon consummation of the Conversion and Reorganization.

4. The Holding Company will in turn form an interim federal stock savings association (“Interim”) as a wholly-owned subsidiary.

5. Immediately following the formation of Interim, Interim will then merge with and into the Bank pursuant to the Plan of Merger included as Annex C hereto, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company. In connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall be automatically converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

6. In connection with the Conversion and Reorganization, the Holding Company will offer shares of Conversion Stock in the Offerings as provided herein.

2.	DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

2.1 Acting in Concert means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company which acts in concert with another Person or company (“other party”) shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax- Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank, and the Mutual Holding Company shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards. Persons living at the same address, and persons exercising subscription reflects through Qualifying Deposits registered at the same address, whether or not related, will be deemed to be Acting in Concert, unless the Board of Directors, or Officers delegated by such Board, determine otherwise.

2.2 Actual Purchase Price means the price per share at which the Conversion Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

2.3 Affiliate means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

2.4 Associate, when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Mutual Holding Company, the Mid-Tier Holding Company, the Bank, or a majority-owned subsidiary of the Bank or the Holding Company), if the Person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) any trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or fiduciary of such plan, and (iii) any Person who is related by blood or marriage to such Person and (A) who lives in the same home as the Person; or (B) who is a director or senior officer of the Holding Company or the Bank or any of the subsidiaries of the foregoing.

2.5 Bank means The Rome Savings Bank, a federal savings association.

2.6 Bank Common Stock means the common stock of the Bank, par value $.01 per share.

2.7 Bank Merger means the merger of Interim with and into the Bank pursuant to the Plan of Merger included as Annex C hereto.

2.8 Code means the Internal Revenue Code of 1986, as amended.

2.9 Community means Oneida County, New York.

2.10 Community Offering means the offering for sale to certain residents of the Community, and thereafter members of the general public directly by the Holding Company of any shares of Conversion Stock not subscribed for in the Subscription Offering.

2.11 Control (including the terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2.12 Conversion and Reorganization means (i) the conversion of the Mid-Tier Holding Company from a Delaware corporation to a federally chartered stock corporation and then immediately to an interim federal stock savings association and the subsequent Mid-Tier Holding Company Merger pursuant to which the Mid-Tier Holding Company will cease to exist, (ii) the conversion of the Mutual Holding Company from mutual form to an interim federal stock savings association and the subsequent Mutual Holding Company Merger, pursuant to which the Mutual Holding Company will cease to exist, (iii) the Bank Merger, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Mid-Tier Holding Company Common Stock outstanding immediately prior to the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest, and (iv) the issuance of Conversion Stock by the Holding Company in the Offerings as provided herein, which will increase the number of shares of Holding Company Common Stock outstanding and the capitalization of the Holding Company.

2.13 Conversion Stock means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan of Conversion.

2.14 Deposit Account means withdrawable or repurchasable shares, investment certificates or deposits or other savings accounts, including money market deposit accounts, negotiable order of withdrawal accounts and demand accounts, held by an account holder of the Bank.

2.15 Director, Officer and Employee means the terms as applied respectively to any person who is a director, officer or employee of the Mutual Holding Company, the Mid-Tier Holding Company, the Bank or any subsidiary thereof.

2.16 Eligible Account Holder means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the liquidation account to be established.

2.17 Eligibility Record Date means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on September 30, 2003.

2.18 ESOP means the Employee Stock Ownership Plan.

2.19 Estimated Price Range means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

2.20 Exchange Ratio means the rate at which shares of Holding Company Common Stock will be exchanged for shares of Mid-Tier Holding Common Stock held by the Public Shareholders in connection with the Bank Merger. The exact rate shall be determined by the Mutual Holding Company, the Mid-Tier Holding Company and the Bank in order to ensure that upon consummation of the Conversion and Reorganization, the Public Shareholders will own in the aggregate approximately the same percentage of the Holding Company Common Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Mid-Tier Holding Company Common Stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional interests of Holding Company Common Stock and (b) any shares of Conversion Stock purchased by the Public Shareholders in the Offerings.

2.21 Exchange Shares mean the shares of Holding Company Common Stock to be issued to the Public Shareholders in connection with the Bank Merger.

2.22 FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

2.23 Holding Company means New Rome Bancorp, Inc., a newly formed stock corporation to be organized under the laws of the State of Delaware. Such corporation will be initially formed as a first-tier, wholly owned subsidiary of the Bank. Upon completion of the Conversion and Reorganization, the Holding Company shall hold all of the outstanding capital stock of the Bank and be renamed Rome Bancorp, Inc.

2.24 Holding Company Common Stock means the common stock of the Holding Company, par value $.01 per share, which stock cannot and will not be insured by the FDIC or any other governmental authority.

2.25 Independent Appraiser means the independent financial consulting firm retained by the Holding Company, the Mid-Tier Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

2.26 Initial Purchase Price means the price per share to be paid initially by Participants for shares of Conversion Stock subscribed for in the Subscription Offering and by Persons for shares of Conversion Stock ordered in the Community Offering and/or Syndicated Community Offering, which price shall be between $5 and $50 per share.

2.27 Interim means Rome Interim Savings Bank I, which will be formed as an interim federal stock savings association and a wholly-owned subsidiary of the Holding Company to facilitate the Bank Merger.

2.28 Member means any Person qualifying as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States.

2.29 Mid-Tier Holding Company means Rome Bancorp, Inc., an existing Delaware corporation.

2.30 Mid-Tier Holding Company Common Stock means the common stock of the Mid-Tier Holding Company, par value $.0067 per share.

2.31 Mid-Tier Holding Company Merger means the Merger of the Mid-Tier Holding Company (following its conversion to a federal corporation and then to an interim federal stock savings association) with and into the Bank pursuant to the Plan of Merger included as Annex A hereto.

2.32 Mutual Holding Company means Rome, MHC, a federal mutual holding company.

2.33. Mutual Holding Company Merger means the merger of the Mutual Holding Company (following its conversion into an interim federal stock savings association) with and into the Bank pursuant to the Plan of Merger included as Annex B hereto.

2.34. Offerings mean the Subscription Offering, the Community Offering, the Syndicated Community Offering and the Public Offering.

2.35. Officer means the chairman of the board of directors, president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

2.36. Order Form means the form(s) to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 7.C hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Subscription and Community Offerings.

2.37. Other Member means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

2.38. OTS means the Office of Thrift Supervision or any successor thereto.

2.39. Participant means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder and Other Member.

2.40. Person means an individual, a corporation, a limited liability company, a partnership, a limited liability partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

2.41. Plan and Plan of Conversion mean this Plan of Conversion and Agreement and Plan of Reorganization as adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank and any amendment hereto approved as provided herein. The Board of Directors of the Holding Company shall adopt this Plan as soon as practicable following its organization, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto as soon as practicable following its organization.

2.42. Primary Parties mean the Mutual Holding Company, the Mid-Tier Holding Company, the Bank and the Holding Company.

2.43. Prospectus means the one or more documents to be used in offering the Conversion Stock in the Offerings.

2.44. Public Offering means the public offering of Holding Company Stock by or through an Underwriter following or concurrently with the Subscription Offering.

2.45. Public Shareholders mean those Persons who own shares of Mid-Tier Holding Company Common Stock, excluding the Mutual Holding Company, as of the Voting Record Date.

2.46. Qualifying Deposit means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50, and (ii) a Supplemental Eligible Account

Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.

2.47. Resident means any person who occupies a dwelling within the Community, has a present intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, circumstances of the trustee shall be examined for purposes of this definition. The Primary Parties may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Primary Parties.

2.48. SEC means the U.S. Securities and Exchange Commission.

2.49. Special Meeting means the Special Meeting of Members of the Mutual Holding Company called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

2.50. Shareholders mean those Persons who own shares of Mid-Tier Holding Company Common Stock.

2.51. Shareholders’ Meeting means the annual or special meeting of Shareholders of the Mid-Tier Holding Company, called for the purpose of submitting this Plan to the Shareholders for their approval, including any adjournments of such meeting.

2.52. Subscription Offering means the offering of the Conversion Stock to Participants.

2.53. Subscription Rights mean nontransferable rights to subscribe for Conversion Stock granted to Participants pursuant to the terms of this Plan.

2.54. Supplemental Eligible Account Holder means any Person, except Directors and Officers of the Bank and their Associates, holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

2.55. Supplemental Eligibility Record Date, if applicable, means the date for determining Qualifying Deposits of Supplemental Eligible Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed by the Mutual Holding Company prior to approval of such application by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Application for Conversion submitted by the Mutual Holding Company pursuant to this Plan of Conversion.

2.56. Syndicated Community Offering means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

2.57. Tax-Qualified Employee Stock Benefit Plan means the employee stock ownership plan of the Mid-Tier Holding Company and the Holding Company.

2.58 Underwriter means any investment banking firm or firms purchasing or distributing the Holding Company Common Stock in a Public Offering, if any.

2.59 Underwriting Agreement means the agreement between the Holding Company and an Underwriter pursuant to which the Underwriter agrees to purchase or distribute certain shares of the Holding Company Common Stock for offering in any Public Offering.

2.60. Voting Member means a Person who at the close of business on the Voting Record Date is entitled to vote as a Member of the Mutual Holding Company in accordance with its mutual charter and bylaws.

2.61. Voting Record Date means the date or dates for determining the eligibility of Members to vote at the Special Meeting and of Shareholders to vote at the Shareholders’ Meeting, as applicable.

3.	GENERAL PROCEDURE FOR CONVERSION AND REORGANIZATION.

A.	Steps for Conversion and Reorganization; Regulatory Filings

1. After the Bank’s organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim as a wholly owned subsidiary of the Holding Company, and the Board of Directors of Interim shall adopt the Plan of Merger included as Annex C hereto by at least a two-thirds vote. The Holding Company shall approve such Plan of Merger in its capacity as the sole shareholder of Interim and the Mid-Tier Holding Company shall approve the Plan and the Plan of Merger in its capacity as the sole shareholder of the Bank.

2. An application for the Conversion and Reorganization, including the Plan and all other requisite material (the “Application for Conversion”), shall be submitted to the OTS for approval. The Mutual Holding Company, the Mid-Tier Holding Company and the Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of the Bank is located and will cause copies of the Plan to be made available at each office of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank for inspection by Members and Shareholders. The Mutual Holding Company, the Mid-Tier Holding Company and the Bank will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the Mutual Holding Company from mutual to stock form and will post the notice of the filing for the Application for Conversion in each of their offices.

3. Promptly following receipt of requisite approval of the OTS, this Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting. The Mutual Holding Company may, at its option, mail to all Members as of the Voting Record Date, at their last known address appearing on the records of the Mutual Holding Company and the Bank, a proxy statement describing the Plan which will be submitted to a vote of the Members at the Special Meeting. The Holding Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Conversion Stock, subject to the provisions of Section 7 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card which will be distributed with the proxy statement, letter or other written communication, a copy of the certificate of incorporation and bylaws of the Holding Company.

4. Subscription Rights to purchase shares of Conversion Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders and Other Members, as set forth in Section 5 hereof.

5. The Mid-Tier Holding Company shall file preliminary proxy materials with the OTS and the SEC in order to seek the approval of the Plan by its Shareholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Mid-Tier Holding Company will mail definitive proxy materials to all Shareholders as of the Voting Record Date, at their last known address appearing on the records of the Mid-Tier Holding Company, for their consideration and approval of this Plan at the Shareholders’ Meeting.

6. The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Bank. Such application also shall include an application to form Interim. In addition, an application to merge the Mutual Holding Company (following its conversion into an interim federal stock savings association) and the Bank, an application to merge the Mid-Tier Holding Company (following its conversion into a federal corporation and then into an interim federal stock savings association) and the Bank and an application to merge Interim and the Bank shall be filed with the OTS, either as exhibits to the holding company application or separately. All notices required to be published in connection with such applications shall be published at the times required.

7. The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Conversion Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan,

Supplemental Eligible Account Holders, if any, Other Members, Directors, Officers and Employees and Public Shareholders as of the Voting Record Date. It is anticipated that any shares of Conversion Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering. The purchase price per share for the Conversion Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus. The Holding Company shall contribute to the Bank an amount of fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Conversion Stock.

8. All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company shall be automatically transferred to and vested in the Holding Company by virtue of the Conversion and Reorganization without any deed or other document of transfer. The Holding Company, without any order or action on the part of any court or otherwise and without any document of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or fiduciary in the same manner and to the same extent as such rights, franchises interests and powers were held or enjoyed by the Mid-Tier Holding Company. The Holding Company shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company immediately prior to the Conversion and Reorganization, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, book or accounts or records of the Mid-Tier Holding Company.

9. The Certificate of Incorporation of the Holding Company shall read in the form of Annex D.

10. The home office and branch offices of the Bank shall be unaffected by the Conversion and Reorganization. The executive offices of the Holding Company shall be located at the current offices of the Mutual Holding Company and the Mid-Tier Holding Company.

11. Each Deposit Account of the Bank at the Effective Date shall remain a Deposit Account in the Bank for the same amount and subject to the same terms and conditions applicable to such Deposit Account prior to the Conversion and Reorganization.

B.	Votes Required for Consummation of Conversion and Reorganization

This Plan was adopted by the Boards of Directors of the Mutual Holding Company, the Mid-Tier Holding Company and the Bank on November 11, 2004, and amended and restated on December 7, 2004.

This Plan is subject to the approval of the OTS and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Members of the Mutual Holding Company at the Special Meeting, (2) holders of at least a majority of the outstanding Mid-Tier Holding Company Common Stock, other than the Mutual Holding Company, at the

Shareholders’ Meeting, and (3) the Mutual Holding Company must approve the Plan in its capacity as the majority shareholder of the Mid-Tier Holding Company.

C.	Consummation of Conversion and Reorganization

The effective date of the Conversion and Reorganization shall be the date set forth in Section 23 hereof.

Upon the effective date, the following transactions shall occur:

1. The Mutual Holding Company shall convert from a mutual holding company to an interim federal stock savings association. The Mid-Tier Holding Company shall convert into a federal corporation and then immediately to an interim federal stock savings association and simultaneously merge with and into the Bank in the Mid-Tier Holding Company Merger, with the Bank being the surviving institution. Immediately thereafter, the Mutual Holding Company, as converted, shall merge with and into the Bank in the Mutual Holding Company Merger, with the Bank being the surviving institution. As a result of the Mutual Holding Company Merger and the Mid-Tier Holding Company Merger, (x) the shares of Mid-Tier Holding Company Common Stock held by the Mutual Holding Company (following its conversion to an interim federal stock savings association) shall be extinguished and (y) Members of the Mutual Holding Company will be granted interests in the liquidation account to be established by the Bank pursuant to Section 11 hereof.

2. Interim shall merge with and into the Bank pursuant to the Bank Merger, with the Bank being the surviving institution. As a result of the Bank Merger, (x) the shares of Holding Company Common Stock held by the Bank shall be extinguished; (y) the shares of Mid-Tier Holding Company Common Stock held by the Public Shareholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim held by the Holding Company shall be converted into shares of Bank Common Stock on a one-for-one basis, with the result that the Bank shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Bank Merger, options to purchase shares of Mid-Tier Holding Company Common Stock which are outstanding immediately prior to consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

3. The Holding Company shall sell the Conversion Stock in the Offerings, as provided herein.

D.	Retention of Investment Bankers and Financial Advisors

The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and

Reorganization, including as an Underwriter and otherwise in connection with the Offerings the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

4.	TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

All shares sold in the Conversion will be sold at a uniform price per share. The aggregate price at which the Conversion Stock shall be sold shall not be inconsistent with the estimated pro forma market value of such Conversion Stock, based upon an independent valuation as provided for in this Section 4. The Mutual Holding Company shall cause the Independent Appraiser to prepare a pro forma valuation of the aggregate market value of the Common Stock and of the aggregate market value of the Conversion Stock (which shall be equal to the aggregate market value of the Common Stock multiplied by the Mutual Holding Company’s percentage ownership interest in the Bank), which shall be submitted to the OTS as part of the Mutual Holding Company’s Application for Conversion. The valuation shall be prepared in accordance with 12 CFR 563b.7. Prior to the commencement of the Subscription and Community Offerings, the Estimated Price Range will be established, the maximum of which shall be no more than fifteen percent (15%) above the average of the minimum and maximum of such price range and the minimum of which shall be no more than fifteen percent (15%) below such average. From time to time, as appropriate or as required by the conversion regulations or the OTS, the Mutual Holding Company shall cause the Independent Appraiser to review developments subsequent to its valuation to determine whether the Estimated Price Range should be revised.

Based on the valuation by the Independent Appraiser pursuant to this Section 4, the Board of Directors of the Bank and the Board of Directors of the Holding Company shall fix the Initial Purchase Price and the number of shares of Conversion Stock to be offered. The total number of shares of Conversion Stock offered and the purchase price per share shall be subject to increase or decrease at any time during the Offerings to reflect changes in market and financial conditions. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range, or materially above the maximum of the Estimated Price Range, resolicitation of purchasers may be required; provided, that up to a fifteen percent (15%) increase above the maximum of the Estimated Price Range will not be deemed material so as to require a resolicitation. Up to a fifteen percent (15%) increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Conversion Stock will not be deemed to be material so as to require a resolicitation of subscriptions. In the event that the aggregate purchase price of the Conversion Stock is below the minimum of the Estimated Price Range or in excess of fifteen percent (15%) above the maximum of the Estimated Price Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the Holding Company or the Bank shall establish, with the approval of the OTS, if required.

Notwithstanding the foregoing, shares of Conversion Stock will not be issued unless, prior to the consummation of the Conversion and Reorganization, the Independent Appraiser confirms to the Bank, the Mutual Holding Company, the Holding Company and the OTS that, to the best knowledge of the Independent Appraiser, nothing of a material nature has occurred which, taking into account all relevant factors, would cause the Independent Appraiser to conclude that the number of shares of Conversion Stock issued in the Conversion and Reorganization multiplied by the Initial Purchase Price is incompatible with the estimate of the aggregate consolidated pro forma market value of the Holding Company. If such confirmation is not received, the Holding Company may cancel the Offerings, extend the Conversion and Reorganization and establish a new Initial Purchase Price, extend, reopen or hold new Offerings, or take such other action as the OTS may permit.

The Holding Company Common Stock to be issued pursuant to this Plan shall upon issuance be fully paid and nonassessable.

5.	METHOD OF OFFERING SHARES AND RIGHTS TO PURCHASE STOCK.

A.	Subscription Offering

Priority 1: Eligible Account Holders. Each Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Conversion Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 6 and 9 hereof.

In the event of an oversubscription for shares of Conversion Stock by Eligible Account Holders, available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders in the proportion which the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued. Subscription Rights of Eligible Account Holders who are also Directors or Officers and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

Priority 2: Tax-Qualified Employee Stock Ownership Plan. The Tax Qualified Employee Stock Benefit Plan shall receive, without payment, Subscription Rights to purchase up to ten percent of the total offering of shares in the Subscription Offering. Subject to the OTS’ right to object, the Foundation may be included as a Tax Qualified Employee Stock benefit Plan for purposes of the Subscription Offering. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director or Officer of the Holding Company or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified

Employee Stock Benefit Plan; provided, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

Priority 3: Supplemental Eligible Account Holders. In the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Conversion filed prior to OTS approval, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, and (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Conversion Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 6 and 9 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders through the exercise of Subscription Rights under Section 5 hereof.

In the event of an oversubscription for shares of Conversion Stock by Supplemental Eligible Account Holders, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated to Eligible Account Holders) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

Priority 4: Other Members. Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $500,000 of Conversion Stock in the Subscription Offering (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) and (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 6 and 9 hereof and the availability of shares of Conversion Stock for purchase after taking into account the shares of Conversion Stock purchased by Eligible Account Holders, the Tax Qualified Employee Stock Benefit Plan and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Section 5 hereof.

If Other Members subscribe for a number of shares of Conversion Stock in excess of the total number of shares of Conversion Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining shares shall be allocated among subscribing Other Members on a pro rata basis in the same proportion as each such Other

Member’s subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

B.	Community Offering

Any shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of all unsubscribed shares directly to the general public with a preference first to the stockholders of record of the Mid-Tier Holding Company as of the Voting Record Date and then to those natural persons residing in the Community. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Community Offering shall have as the objective the widest possible distribution of such stock.

In the event of a Community Offering, all shares of Conversion Stock which are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities.

Each order for Conversion Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Person whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Person, if possible. Thereafter, unallocated shares shall be allocated among the Persons whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each bears to the total unfilled orders of all Persons whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued.

The amount of Conversion Stock that any Person may purchase in the Community Offering shall not exceed the greater of $500,000 of Conversion Stock or up to 5% of the total offering, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and provided further that, to the extent applicable, and subject to the preferences set forth and the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan, orders for Conversion Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Conversion Stock sold in the Offerings. Thereafter, unallocated shares shall be allocated among the Persons whose accepted orders remain unsatisfied in the same proportion that the unfilled order of each bears to the total unfilled orders of all Persons whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

C.	Syndicated Community Offering

Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Conversion Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Subject to the requirements set forth herein, the manner in which the Conversion Stock is sold in the Syndicated Community Offering shall have as the objective the achievement of a wide distribution of such stock. Each order for Conversion Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Conversion Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $500,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and subject to the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

D.	Public Offering Alternative

Subject to such terms, conditions and procedures as may be determined by the Primary Parties, any shares of Conversion Stock not sold in the Subscription Offering or the Community Offering may, as an alternative to or along with a Syndicated Community Offering, be offered for sale by the Holding Company to or through Underwriters. The limitations on purchases of Conversion Stock set forth in Section 6 of this Plan shall not be applicable to sales to Underwriters for purposes of such a Public Offering. Any such Underwriter shall agree to (a) purchase such shares from the Holding Company with a view to reoffering them to the general public; (b) use their best efforts, or make a firm commitment, to sell, for the account of the Holding Company, such shares to the general public; or (c) a combination of (a) and (b), subject to the following terms and conditions:

(1) Any Underwriting Agreement shall provide that the Underwriter shall agree to purchase all shares of the Conversion Stock not sold in the Subscription Offering or the Community Offering, if any such shares are purchased.

(2) The price paid to the Holding Company by or through the Underwriter for the Conversion Stock shall be the aggregate price at which such shares were offered in the Subscription Offering, less the amount of an underwriting discount as negotiated between the Bank, the Holding Company, and the Underwriters and approved by the OTS and the National Association of Securities Dealers, Inc.

(3) The Underwriting Agreement shall be subject to the following conditions and such other conditions as may be acceptable to the Bank, the Company and the OTS: (i) purchases in the Public Offering by Persons (other than Underwriters) shall be subject to the limitations of Section 6 of this Plan; and (ii) the Holding Company and its Underwriters shall use reasonable efforts to assure that the stock to be offered and sold in the Public Offering shall be offered and sold in a manner that, to the extent practicable, will achieve a wide distribution of such stock.

The amount of Conversion Stock that any Person may purchase in the Public Offering shall not exceed $500,000 of Conversion Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Conversion Stock, subject to any required regulatory approval but without the further approval of Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company; and subject to the limitations on purchases of Conversion Stock set forth in this section and Section 6 of this Plan. The Primary Parties may commence the Public Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering and Syndicated Community Offering and the Public Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

If for any reason a Syndicated Community Offering or a Public Offering of shares of Holding Company Common Stock not sold in the Subscription and Community Offerings cannot be effected, or if any insignificant residue of shares of Conversion Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or Public Offering, other arrangements will be made for the disposition of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the OTS.

6.	ADDITIONAL LIMITATIONS ON PURCHASES OF CONVERSION STOCK.

The following limitations apply to the Offerings, in addition to those set forth in Section 5:

1. In addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock which any Person together with any Associate or group of Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Conversion and Reorganization shall not exceed $1.0 million.

2. The number of shares of Conversion Stock which Directors and Officers and their Associates may purchase in the aggregate in the Offerings shall not exceed 30% of the total number of shares of Conversion Stock sold in the Offerings, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to completion of the Offerings, excluding shares held by tax-qualified employee stock benefit plans attributable to Directors, officers and their Associates .

3. No Person may purchase fewer than 25 shares of Conversion Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00. No Person(s) exercising subscription rights through a single Qualifying Account held jointly may purchase fewer than 25 shares or more than 50,000 shares.

4. For purposes of the foregoing limitations and the determination of Subscription Rights, (i) Directors, Officers and Employees shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such and (ii) Exchange Shares shall be valued at the Actual Purchase Price.

5. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members of the Mutual Holding Company or the Shareholders of the Mid-Tier Holding Company, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Conversion and Reorganization whether prior to, during or after the Subscription Offering, Community Offering, Syndicated Community Offering and/or Public Offering. In the event that a purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Conversion Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. In the event that any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

6. The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this section and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Conversion Stock which they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

7. Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Public Shareholders will not have to sell any Mid-Tier Holding Company Common Stock or be limited in receiving Exchange Shares even if their ownership of Mid-Tier Holding Company Common Stock when converted into Exchange Shares would exceed an applicable purchase limitation; provided, however, that a Public Shareholder who would exceed an applicable purchase limitation may be precluded from purchasing Conversion Stock in the Offerings.

8. Notwithstanding any other provisions of this Plan, no person shall be entitled to purchase any Conversion Stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Holding Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

Prior to the consummation of the Offerings, no Person shall offer to transfer, or enter into any agreement or understanding to transfer the legal or beneficial ownership of any subscription rights or shares of Conversion Stock, except pursuant to this Plan. Each person purchasing Conversion Stock shall be deemed to confirm that such purchase does not conflict with the above purchase limitations contained in this Plan.

EACH PERSON PURCHASING CONVERSION STOCK IN THE OFFERINGS WILL BE DEEMED TO CONFIRM THAT PURCHASE DOES NOT CONFLICT WITH THE PURCHASE LIMITATIONS IN THIS PLAN. ALL QUESTIONS CONCERNING WHETHER ANY PERSONS ARE ASSOCIATES OR A GROUP ACTING IN CONCERT OR WHETHER ANY PURCHASE CONFLICTS WITH THE PURCHASE LIMITATIONS IN THIS PLAN OR OTHERWISE VIOLATES ANY PROVISION OF THIS PLAN SHALL BE DETERMINED BY THE PRIMARY PARTIES IN THEIR SOLE DISCRETION. SUCH DETERMINATION SHALL BE CONCLUSIVE, FINAL AND BINDING ON ALL PERSONS AND THE PRIMARY PARTIES MAY TAKE ANY REMEDIAL ACTION, INCLUDING WITHOUT LIMITATION REJECTING THE PURCHASE OR REFERRING THE MATTER TO THE OTS FOR ACTION, AS IN THEIR SOLE DISCRETION THE PRIMARY PARTIES MAY DEEM APPROPRIATE.

7.	TIMING OF SUBSCRIPTION OFFERING, MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

A.	Timing of Subscription Offering.

The Subscription Offering may be commenced concurrently with or at any time after the mailing to Voting Members of the Mutual Holding Company and Shareholders of the Mid-Tier Holding Company of the proxy statement(s) to be used in connection with the Special Meeting and the Shareholders’ Meeting. The Subscription Offering may be closed before the Special Meeting and the Shareholders’ Meeting, provided that the offer and sale of the Conversion Stock shall be conditioned upon the approval of the Plan by the Voting Members of the Mutual Holding Company and the Shareholders of the Mid-Tier Holding Company at the Special Meeting and the Shareholders’ Meeting, respectively.

The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

The Primary Parties shall, promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, distribute or make available the Prospectus, together with Order Forms for the purchase of Conversion Stock, to all Participants at their last known addresses appearing on the records of the Bank for the purpose of enabling them to exercise their respective Subscription Rights, subject to this section, and at the discretion of the Board of the Holding Company will be made available for use by those persons entitled to purchase in the Community Offering.

B.	Order Forms; Return of Order Forms

A single Order Form for all Deposit Accounts maintained with the Bank by an Eligible Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a subscription right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Conversion Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary

Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with payment (or authorization for payment by withdrawal) for the shares of Conversion Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Conversion Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

C.	Requirements for Order Form

Each Order Form shall contain:

1. A specified date by which all order forms must be received by the Holding Company, which date shall be not less than 20, nor more than 45 days, as stated in subsection (e) above, following the date on which the order forms are mailed by the Holding Company, and which date will constitute the termination of the Subscription Offering;

2. The Initial Purchase Price per share for shares of Conversion Stock to be sold in the Offerings;

3. An explanation of the rights and privileges granted under this Plan to each class of persons granted subscription rights pursuant to this Plan with respect to the purchase of Conversion Stock;

4. Specifically designated blank spaces for dating and signing the order form;

5. A description of the minimum and maximum number of shares of Conversion Stock that may be subscribed for pursuant to the exercise of subscription rights or otherwise purchased in the Community Offering;

6. The amount which must be returned with the order form to subscribe for Conversion Stock. Such amount will be equal to the purchase price multiplied by the number of shares of Conversion Stock subscribed for in accordance with the terms of this Plan;

7. Instructions concerning how to indicate on such order form the extent to which the recipient elects to exercise subscription rights under this Plan, the name or names in which the shares of Conversion Stock subscribed for are to be registered, the address to which certificates representing such shares of Conversion Stock are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

8. An acknowledgment that the recipient of the order form has received a final copy of the Prospectus prior to execution of the order form;

9. A statement indicating the consequences of failing to properly complete and return the order form, including a statement to the effect that all subscription rights are nontransferable, will be void at the end of the Subscription Offering, and can only be exercised by delivering to the Holding Company within the subscription period such properly completed and executed order form, together with the full required payment as specified in the order form for the shares of Conversion Stock for which the recipient elects to subscribe in the Subscription Offering (or by authoring on the order form that the Holding Company withdraw said amount from the subscriber’s Deposit Account at the Bank); the subscription rights of Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members are nontransferable. A statement that when registering stock purchases on the order form, a recipient should not add the name(s) of Person(s) who do not have subscription rights or who qualify on a lower purchase priority than the receipt to their order form;

10. Provision for certification to be executed by the recipient of the order form to the effect that, as to any shares of Conversion Stock which the recipient elects to purchase, such recipient is purchasing such shares of Conversion Stock for his own account only and has no present agreement or understanding regarding any subsequent sale or transfer of such shares of Conversion Stock; and

11. A statement to the effect that the executed order form, once received by the Holding Company, may not be modified or amended by the subscriber without the consent of the Holding Company; notwithstanding the above, the Bank and the Holding Company reserve the right in their sole discretion to accept or reject orders received on photocopied or facsimilied order forms.

D.	Rejection of Order Forms; Interpretation of Order Forms

The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, in the event Order Forms (i) are not delivered or are returned to the Bank, the Mid-Tier Holding Company or the Mutual Holding Company by the United States Postal Service, or (ii) are not mailed pursuant to a “no mail” order placed in effect by the account holder, the subscription rights of the person to which such rights have been granted will lapse as though such person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify. The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

8.	PAYMENT FOR CONVERSION STOCK.

All payments for Conversion Stock subscribed for or ordered in the Offerings must be delivered in full to the Bank along with a properly completed and executed Order Form on or prior to the expiration date specified on the Order Form unless such date is extended by the Holding Company. A properly completed original stock Order Form must be used to subscribe for Conversion Stock. Copies of an order form are not required to be accepted. The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock. Each share of Conversion Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

Payment for Conversion Stock will be permitted to be made in any of the following manners:

1. By personal check, bank check or money order, provided that checks will only be accepted subject to collection. Interest will be paid by the Bank at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Offerings commence, on payments for Conversion Stock received in the Offerings by check or money order from the date payment is received until consummation or termination of the Conversion and Reorganization. The Bank shall be entitled to invest all amounts paid for subscriptions in the Offerings for its own account until completion or termination of the Conversion and Reorganization.

2. By appropriate authorization of withdrawal from designated types of deposit accounts in the Bank. The order forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefor, but interest at the rates applicable to the accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Conversion and Reorganization is consummated, at which date the authorized withdrawal will actually be made. Such withdrawals may be made upon receipt of order forms authorizing such withdrawals, but interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of subscription rights are actually consummated.

3. Payments for the purchase of Conversion Stock in the Offerings will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties. If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Conversion and Reorganization, and the remaining balances will thereafter earn interest at the passbook rate.

9.	ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Conversion Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Conversion Stock to such Participants would require any of the Primary Parties or their respective Directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

10.	VOTING RIGHTS OF SHAREHOLDERS.

Following consummation of the Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank’s outstanding voting capital stock, and voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company’s voting capital stock.

11.	LIQUIDATION ACCOUNT.

At the time of the Mutual Holding Company Merger, the Bank shall establish a liquidation account in an amount equal to the greater of (i) the Bank’s net worth as of the date of the latest statement of financial condition contained in the final Prospectus utilized in the initial formation of the Mutual Holding Company and related minority stock offering, or (ii) the percentage of the outstanding shares of the common stock of the Mid-Tier Holding Company owned by the Mutual Holding Company prior to the Mid-Tier Holding Company Merger, multiplied by the Mid-Tier Holding Company’s total shareholders’ equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion and Reorganization.

The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the

Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 11 as the “subaccount balance.” Account holders will not retain any voting rights based on their liquidation sub-accounts. All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as set forth below.

In the event of a complete liquidation of the Bank subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any December 31 annual closing date, commencing on or after the effective date of the Conversion and Reorganization, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Bank that has the same social security number as appeared on his Deposit Account(s) at the Eligibility Record Date or, if applicable, the Supplemental Eligibility Record Date.

Subsequent to the Conversion and Reorganization, the Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Bank, or repurchase any of the capital stock of the Bank, if such dividend or repurchase would reduce the Bank’s regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

For purposes of this Section 11, a Deposit Account includes a predecessor or successor account which is held by an Account Holder with the same social security number.

In connection with the initial mutual holding company reorganization of the Bank, the Bank established a liquidation account for the benefit of eligible account holders as of December 31, 1997 and June 30, 1999. This previously established liquidation account shall be terminated by the Board of the Bank at the Effective Time and it shall be superseded by the liquidation account established as described above in this Section 11. No Member will have a liquidation preference over the new liquidation account.

12.	REQUIREMENTS FOLLOWING CONVERSION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

In connection with the Conversion and Reorganization, the Holding Company shall register the Holding Company Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Holding Company Common Stock and (ii) list the Holding Company Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

13.	DIRECTORS AND OFFICERS.

Each person serving as a Director or Officer of the Mid-Tier Holding Company and the Bank at the time of the Conversion and Reorganization shall continue to serve as a Director or Officer of the Bank and shall become a Director or Officer of the Holding Company for the balance of the term for which the person was elected prior to the Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business addresses and terms of the Directors of the Bank are set forth in the Plans of Merger included as Annexes A, B and C hereto.

14.	RESTRICTIONS ON STOCK PURCHASES BY MANAGEMENT.

For a period of three years following the Conversion and Reorganization, the Directors and Officers of the Holding Company and the Bank and their Associates may not purchase, without the prior written approval of the OTS, Holding Company Common Stock except from a broker-dealer registered with the SEC. This provision shall be enforced by the applicable regulatory authority provided the applicable regulatory authority agrees in writing to enforce this OTS requirement. This prohibition shall not apply, however, to (i) a negotiated transaction arrived at by direct negotiation between buyer and seller and involving more than 1% of the outstanding Holding Company Common Stock and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of shareholder approval of such plan) which may be attributable to individual officers or directors.

The foregoing restriction on purchases of Holding Company Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

15.	RESTRICTIONS ON TRANSFER OF STOCK.

All shares of Conversion Stock which are purchased by Persons other than Directors and Officers shall be transferable without restriction, except in connection with a transaction proscribed by Section 16 of this Plan. Shares of Conversion Stock purchased by Directors and Officers of the Holding Company and the Bank on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser or pursuant to any merger or similar transaction approved by the OTS. The shares of Conversion Stock issued by the Holding Company to Directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

“The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate.”

In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company Common Stock with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock.

The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

16.	RESTRICTIONS ON ACQUISITION OF STOCK OF THE HOLDING COMPANY.

The certificate of incorporation of the Holding Company shall prohibit any Person together with Associates or group of Persons Acting in Concert from offering to acquire or acquiring, directly or indirectly, beneficial ownership of more than 10% of any class of equity securities of the Holding Company, or of securities convertible into more than 10% of any such class, for a period of five (5) years following completion of the Conversion and Reorganization. The certificate of incorporation of the Holding Company also shall provide that all equity securities beneficially owned by any Person in excess of 10% of any class of equity securities shall be considered “excess shares,” and that excess shares shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matters submitted to the shareholders for a vote. The foregoing restrictions shall not apply to (i) any offer with a view toward public resale made exclusively to the Holding Company by underwriters or a selling group acting on its behalf, (ii) the purchase of shares by a Tax-Qualified Employee Stock Benefit Plan established for the benefit of the employees of the Holding Company and its subsidiaries which is exempt from approval requirements under 12 C.F.R.

§574.3(c)(1)(vi) or any successor thereto, and (iii) any offer or acquisition approved in advance by the affirmative vote of two-thirds of the entire Board of Directors of the Holding Company. Directors, Officers or Employees of the Holding Company or the Bank or any subsidiary thereof shall not be deemed to be Associates or a group Acting in Concert with respect to their individual acquisitions of any class of equity securities of the Holding Company solely as a result of their capacities as such.

17.	TAX RULINGS OR OPINIONS.

Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws, and either a ruling or an opinion with respect to Delaware tax laws, to the effect that consummation of the transactions contemplated hereby qualify as a tax-free transaction for federal income tax purposes and will not result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

18.	STOCK COMPENSATION PLANS.

The Holding Company and the Bank are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Conversion Stock shall be purchased, pursuant to any of such plans prior to the earlier of (i) the one-year anniversary of the consummation of the Conversion and Reorganization or (ii) the receipt of shareholder approval of such plans at either an annual or special meeting of shareholders of the Holding Company held no earlier than six months following the Conversion and Reorganization.

The Holding Company and the Bank are authorized to enter into employment or severance agreements with their executive officers.

19.	DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

Following consummation of the Conversion and Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Bank’s capital stock also shall be in compliance with applicable laws and regulations.

20.	PAYMENT OF FEES TO BROKERS.

The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Conversion Stock in the Offerings.

21.	EXPENSES.

OTS regulations require that the expenses of the Offerings must be reasonable. The Bank will use its best efforts to assure that the expenses incurred by the Bank and the Holding Company in effecting the Conversion and Reorganization and the Offerings will be reasonable.

22.	EFFECTIVE DATE OF CONVERSION AND REORGANIZATION.

The effective date of the Conversion and Reorganization shall be the date upon which the last of the following actions occurs: (i) the filing of Articles of Combination with the OTS with respect to the Mid-Tier Holding Company Merger, (ii) the filing of Articles of Combination with the OTS with respect to the Mutual Holding Company Merger, (iii) the filing of Articles of Combination with the OTS with respect to the Bank Merger, or (iv) the closing of the issuance of the shares of Conversion Stock in the Offerings. The filing of Articles of Combination relating to the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger and the Bank Merger and the closing of the issuance of shares of Conversion Stock in the Offerings shall not occur until all requisite regulatory, Member and Shareholder approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received. It is intended that the closing of the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger, the Bank Merger, the sale of shares of Conversion Stock in the Offerings shall occur consecutively and substantially simultaneously.

23.	AMENDMENT OR TERMINATION OF THE PLAN.

If deemed necessary or desirable by the Boards of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to the solicitation of proxies from Members and Shareholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and Shareholders with the concurrence of the OTS shall not necessitate further approval by the Members or Shareholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Conversion Stock is not completed within 24 months from the date of the Special Meeting. Prior to the earlier of the Special Meeting and the Shareholders’ Meeting, this Plan may be terminated by the Boards of Directors of the Primary Parties without approval of the OTS; after the Special Meeting or the Shareholders’ Meeting, the Boards of Directors may terminate this Plan only with the approval of the OTS.

24.	INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

25.	SEVERABILITY.

If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

26.	MISCELLANEOUS.

This Plan is to be governed by and construed in accordance with the laws of the United States. None of the cover page, the table of contents, or the section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend, or describe the scope or intent of any of the provisions hereof. Words in the singular include the plural, and words in the plural include the singular. Except for such rights as are set forth herein for Members, this Plan shall create no rights in any Person.

ANNEX A

PLAN OF MERGER

This Plan of Merger, dated as of                     , 2005, is among Rome Bancorp, Inc. (the “Mid-Tier Holding Company”), a Delaware corporation, Rome Bancorp, Inc., a to be formed federally chartered stock corporation (the “Federal Corporation”), The Rome Savings Bank (the “Bank” or the “Surviving Bank”), a federal savings association and Rome Bancorp Interim Savings Bank I, an interim federal savings bank (“Interim I”).

WITNESSETH:

WHEREAS, the Mid-Tier Holding Company, Rome, MHC (the “Mutual Holding Company”) and the Bank have adopted a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between New Rome Bancorp, Inc., a Delaware corporation, (the “Holding Company”), the Mid-Tier Holding Company, the Mutual Holding Company, and the Bank (the “Plan of Conversion”), pursuant to which (i) the Mid-Tier Holding Company will first convert to the Federal Corporation and then the Federal Corporation will convert to an interim federal stock savings association and simultaneously merge with and into the Bank, (ii) the Mutual Holding Company will convert to an interim federal stock savings association and simultaneously merge with and into the Bank (the “Mutual Holding Company Merger”), (iii) the Bank and a newly-formed interim federal stock savings association will merge, pursuant to which merger the Bank will become a wholly owned subsidiary of the Holding Company (the “Bank Merger”), and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

WHEREAS, the Mid-Tier Holding Company owns 100% of the outstanding common stock of the Bank, par value $.01 per share (“Bank Common Stock”);

WHEREAS, the Mid-Tier Holding Company will convert to the Federal Corporation and the Federal Corporation will convert to an interim federal stock savings association pursuant to the Plan of Conversion and merge with and into the Bank pursuant to this Plan of Merger (the “Mid-Tier Holding Company Merger”), pursuant to which, among other things, all shares of Bank Common Stock held by the Mid-Tier Holding Company will be cancelled; and

WHEREAS, Interim I and the Bank (“Constituent Banks”) desire to provide for the terms and conditions of the Mid-Tier Holding Company Merger.

NOW, THEREFORE, the Mid-Tier Holding Company, the Federal Corporation, Interim I and the Bank hereby agree as follows:

1. EFFECTIVE DATE. The Mid-Tier Mutual Holding Company Merger shall be effective upon the filing of Articles of Combination with the Office of Thrift Supervision (the “OTS”).

Annex A-1

2. THE MID-TIER HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mid-Tier Holding Company shall convert to the federal Corporation, the Federal Corporation shall convert to Interim I and Interim I shall simultaneously merge with and into the Bank, which shall be the Surviving Bank. Upon consummation of the Mid-Tier Holding Company Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable OTS and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Mid-Tier Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mid-Tier Holding Company Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Mid-Tier Holding Company Merger had not occurred.

3. CANCELLATION OF BANK COMMON STOCK HELD BY THE MID-TIER HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

(a) On the Effective Date, (i) each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date and held by the Mid-Tier Holding Company shall, by virtue of the Mid-Tier Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company’s conversion from mutual to stock form (the “Members”) shall, by virtue of the Mutual Holding Company Merger which shall occur substantially simultaneously with the Mid-Tier Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 11 of the Plan of Conversion.

(b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Holding Company Common Stock, other than any such certificate or certificates held by the Mutual Holding

Annex A-2

Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Bank Common Stock which shall be exchanged as provided by the Bank Merger.

4. DISSENTING SHARES. No shareholder of the Mid-Tier Holding Company shall have any dissenter or appraisal rights in connection with the Mid-Tier Holding Company Merger.

5. NAME OF SURVIVING CORPORATION. The name of the Surviving Bank shall be “The Rome Savings Bank.”

6. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Charles M. Sprock	2005
Bruce R. Engelbert	2007
David C. Grow	2007
Kirk B. Hinman	2005
T. Richard Leidig	2007
Richard H. McMahon	2006
Michael J. Valentine	2005
Marion C. Scoville	2006

The address of each such director is c/o The Rome Savings Bank, 100 West Dominick St., Rome, New York 13440.

7. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 100 West Dominick St., Rome, New York 13440 and the locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

Annex A-3

Executive Office:

100 West Dominick St.

Rome, New York 13440

Branch Offices:

1629 Black River Blvd.

Rome, New York 13440

1300 Erie Blvd.

Rome, New York 13440

8491 Seneca Turnpike

New Hartford, NY 13413

Accounting Center:

139 West Dominick Street

Rome, NY 13440

9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Bank as in effect immediately prior to the Effective Date shall be the Charter of the Surviving Bank until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and regulation.

On and after the Effective Date, the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

10. SHAREHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock, set forth in Section 3 of the Plan of Conversion and the Members set forth in Section 3 of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the Mutual Holding Company, respectively. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger, is a part, on behalf of the Bank.

11. DIRECTOR APPROVAL. At least two-thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

12. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Mid-Tier Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 23 of the Plan of Conversion.

13. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 23 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

Annex A-4

14. SUCCESSORS. This Agreement shall be binding on the successors of the Mid-Tier Holding Company and the Bank.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America.

Annex A-5

IN WITNESS WHEREOF, the Mid-Tier Holding Company, the Bank, the Federal Corporation and the Interim have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

ROME BANCORP, INC. (A DELAWARE CORPORATION)

Attest:	By:

Marion C. Scoville	Charles M. Sprock
Corporate Secretary	President and Chief Executive Officer

THE ROME SAVINGS BANK

Attest:	By:

Marion C. Scoville	Charles M. Sprock
Corporate Secretary	President and Chief Executive Officer

ROME BANCORP, a federal corporation ROME BANCORP INTERIM SAVINGS BANK I

Attest:	By:

Marion C. Scoville	Charles M. Sprock
Corporate Secretary	President and Chief Executive Officer

Annex A-6

ANNEX B

PLAN OF MERGER

This Plan of Merger, dated as of                     , 2005, is among Rome, MHC (the “Mutual Holding Company”), a federally chartered mutual holding company, The Rome Savings Bank (the “Bank” or the “Surviving Bank”), a federal savings bank and Rome Interim Savings Bank II, an interim federal savings association (“Interim II”).

WITNESSETH:

WHEREAS, the Mutual Holding Company, Rome Bancorp, Inc., a Delaware corporation (the “Mid-Tier Holding Company”), and the Bank have adopted a Plan of Conversion of the Mutual Holding Company and Agreement and Plan of Reorganization between New Rome Bancorp, Inc., a newly formed Delaware corporation (the “Holding Company”), the Mid-Tier Holding Company, the Mutual Holding Company and the Bank (the “Plan of Conversion”), pursuant to which (i) the Mid-Tier Holding Company will convert to a federal corporation which will then immediately convert to an interim federal stock savings association and simultaneously merge with and into the Bank (the “Mid-Tier Holding Company Merger”), (ii) the Mutual Holding Company will convert to an interim federal stock savings association and simultaneously merge with and into the Bank, (iii) the Bank and a newly-formed interim federal, savings association will merge, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company (the “Bank Merger”), and (iv) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion;

WHEREAS, the Mutual Holding Company, which owns more than 50% of the outstanding common stock of the Mid-Tier Holding Company, par value $.0067 per share (“Mid-Tier Holding Company Common Stock”), will convert to a federal corporation which will immediately convert to an interim federal stock savings association pursuant to the Plan of Conversion and substantially simultaneously with the completion of the Mid-Tier Holding Company Merger merge with and into the Bank pursuant to this Plan of Merger (the “Mutual Holding Company Merger”), pursuant to which, among other things, all interests of members in the Mutual Holding Company and all shares of Mid-Tier Common Stock held by the Mutual Holding Company will be canceled; and

WHEREAS, the Mutual Holding Company, Interim II and the Bank desire to provide for the terms and conditions of the Mutual Holding Company Merger.

NOW, THEREFORE, Interim II and the Bank (“Constituent Banks”) hereby agree as follows:

1. EFFECTIVE DATE. The Mutual Holding Company Merger shall be effective upon the filing of the Articles of Combination with the Office of Thrift Supervision (the “OTS”).

2. THE MUTUAL HOLDING COMPANY MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, the Mutual Holding Company shall convert from the mutual form to

Annex B-1

Interim II and simultaneously merge with and into the Bank, which shall be the Surviving Bank. Upon consummation of the Mutual Holding Company Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable OTS and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Mutual Holding Company Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Mutual Holding Company Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Mutual Holding Company Merger had not occurred.

3. CANCELLATION OF MID-TIER HOLDING COMPANY COMMON STOCK HELD BY THE MUTUAL HOLDING COMPANY AND MEMBER INTERESTS; LIQUIDATION ACCOUNT.

(a) On the Effective Date, (i) each share of Mid-Tier Holding Company Common Stock issued and outstanding immediately prior to the Effective Date (which shall be deemed to be Bank Common Stock pursuant to the Mid-Tier Holding Company Merger) and held by the Mutual Holding Company shall, by virtue of the Mutual Holding Company Merger and without any action on the part of the holder thereof, be canceled, (ii) the interests in the Mutual Holding Company of any person, firm or entity who or which qualified as a member of the Mutual Holding Company in accordance with its mutual charter and bylaws and the laws of the United States prior to the Mutual Holding Company’s conversion from mutual to stock form (the “Members”) shall, by virtue of the Mutual Holding Company Merger which shall occur substantially simultaneously with the Mid-Tier Mutual Holding Company Merger, and without any action on the part of the holder thereof, be canceled, and (iii) the Bank shall establish a liquidation account on behalf of each depositor member of the Mutual Holding Company, as defined in the Plan of Conversion, in accordance with Section 11 of the Plan of Conversion.

(b) At or after the Effective Date and prior to the Bank Merger, each certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Common Stock, other than any such certificate or certificates held by the Mutual Holding Company, which shall be canceled, shall be deemed to represent issued and outstanding shares of Bank Common Stock which shall be exchanged as provided by the Bank Merger.

Annex B-2

4. DISSENTING SHARES. No member of the Mutual Holding Company shall have any dissenter or appraisal rights in connection with the Mutual Holding Company Merger. Holders of Mid-Tier Holding Company Common Stock shall not have any dissenter or appraisal rights.

5. NAME OF SURVIVING CORPORATION. The name of the Surviving Bank shall be “The Rome Savings Bank.”

6. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Charles M. Sprock	2005
Bruce R. Engelbert	2007
David C. Grow	2007
Kirk B. Hinman	2005
T. Richard Leidig	2007
Richard H. McMahon	2006
Michael J. Valentine	2005
Marion C. Scoville	2006

The address of each such director is c/o The Rome Savings Bank, 100 West Dominick St., Rome, NY 13440.

7. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 100 West Dominick St., Rome, NY 13440 and the locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

Annex B-3

Executive Office:

100 West Dominick St.

Rome, New York 13440

Branch Offices:

1629 Black River Blvd.

Rome, New York 13440

1300 Erie Blvd.

Rome, New York 13440

8491 Seneca Turnpike

New Hartford, NY 13413

Accounting Center:

139 West Dominick Street

Rome, NY 13440

9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Bank as in effect immediately prior to the Effective Date shall be the Charter of the Surviving Bank until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and regulation.

On and after the Effective Date, the Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

10. SHAREHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock, set forth in Section 3 of the Plan of Conversion and the Members also set forth in Section 3 of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company and the Mutual Holding Company, respectively. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger, is a part, on behalf of the Bank.

11. DIRECTOR APPROVAL. At least two-thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

12. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Mutual Holding Company or the Bank at any time before the Effective Date in the manner set forth in Section 23 of the Plan of Conversion.

13. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 23 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

Annex B-4

14. SUCCESSORS. This Agreement shall be binding on the successors of the Mutual Holding Company and the Bank.

15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America.

Annex B-5

IN WITNESS WHEREOF, the Mutual Holding Company and the Bank have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

ROME, MHC

Attest:	By:

Marion C. Scoville		Charles M. Sprock
Corporate Secretary		President and Chief Executive Officer

THE ROME SAVINGS BANK

Attest:	By:

Marion C. Scoville		Charles M. Sprock
Corporate Secretary		President and Chief Executive Officer

ROME INTERIM SAVINGS BANK II

Attest:	By:

Marion C. Scoville		Charles M. Sprock
Corporate Secretary		President and Chief Executive Officer

Annex B-6

ANNEX C

PLAN OF MERGER

This Plan of Merger, dated as of                     , 2005, is among The Rome Savings Bank (the “Bank” or the “Surviving Bank”), a federal savings association, New Rome Bancorp, Inc. (the “Holding Company”), a Delaware corporation, and Rome Interim Savings Bank I, an interim federal stock savings association (“Interim I”).

WITNESSETH:

WHEREAS, the Bank has organized the Holding Company as a first-tier, wholly-owned subsidiary for the purpose of becoming the stock holding company of the Bank upon completion of the Conversion and Reorganization, as defined in the Plan of Conversion of Rome, MHC, (the “Mutual Holding Company”) and Agreement and Plan of Reorganization between the Holding Company, Rome Bancorp, Inc., a Delaware corporation (the “Mid-Tier Holding Company”), the Mutual Holding Company and the Bank (the “Plan of Conversion”);

WHEREAS, the Mutual Holding Company, a federally chartered mutual holding company which owns more than 50% of the common stock of the Mid-Tier Holding Company, par value $.0067 per share (“Mid-Tier Holding Company Common Stock”), will convert to a federal corporation which will then immediately convert to an interim federal stock savings association and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and the Plan of Merger included as Annex B thereto (the “Mutual Holding Company Merger”), pursuant to which all shares of Mid-Tier Common Stock held by the Mutual Holding Company will be cancelled;

WHEREAS, substantially simultaneously with the Mutual Holding Company Merger, the Mid-Tier Holding Company will convert into an interim federal stock savings association and merge with and into the Bank (the “Mid-Tier Holding Company Merger”) and the shares of Mid-Tier Holding Company Common Stock held by other than the Mutual Holding Company will be deemed to represent shares of Bank common stock, $.01 par value per share (“Bank Common Stock”);

WHEREAS, the formation of a stock holding company by the Bank will be facilitated by causing the Holding Company to become the sole shareholder of a newly-formed interim federal stock savings association and then merging the interim savings association with and into the Bank (the “Bank Merger”), pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, all outstanding shares of Mid-Tier Common Stock will be converted automatically into and become shares of common stock of the Holding Company, par value $.01 per share (“Holding Company Common Stock”);

WHEREAS, Interim I is being organized by the officers of the Bank as an interim federal stock savings association with the Holding Company as its sole shareholder in order to effect the Bank Merger; and

WHEREAS, the Bank and Interim I desire to provide for the terms and conditions of the Bank Merger.

Annex C-1

NOW, THEREFORE, the Bank, the Holding Company and Interim I hereby agree as follows:

1. EFFECTIVE DATE. The Bank Merger shall be effective upon the filing of the Articles of Combination with the Office of Thrift Supervision (the “OTS”)

2. THE BANK MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan of Conversion, and the expiration of all applicable waiting periods, Interim I shall merge with and into the Bank, which shall be the Surviving Bank. Upon consummation of the Bank Merger, the Surviving Bank shall be considered the same business and corporate entity as each of the Constituent Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Constituent Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Deposit accounts shall be deemed issued in the name of the Surviving Bank in accordance with applicable OTS and FDIC regulations. In addition, any reference to either of the Constituent Banks in any contract, will or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending action or other judicial proceeding to which either of the Constituent Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Banks if the Bank Merger had not occurred.

3. CONVERSION OF STOCK.

(a) On the Effective Date, (i) each share of Mid-Tier Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company Common Stock based on the Exchange Ratio, as defined in the Plan of Conversion, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with Section 3 thereof, (ii) each share of common stock, par value $.01 per share, of Interim I (“Interim Common Stock”) issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into one share of Bank Common Stock, and (iii) each share of Holding Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be cancelled. By voting in favor of this Plan of Merger, the Holding Company, as the sole shareholder of Interim I, shall have agreed (i) to issue shares of Holding Company Common Stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company Common Stock upon the effectiveness of the Bank Merger.

Annex C-2

(b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim I, the Mid-Tier Holding Company or the Bank of shares of Interim Common Stock, Mid-Tier Holding Company Common Stock or Bank Common Stock which were outstanding immediately prior to the Effective Date.

(c) Notwithstanding any other provision hereof, no fractional shares of Holding Company Common Stock shall be issued to holders of Mid-Tier Holding Company Common Stock. In lieu thereof, each holder of shares of Mid-Tier Holding Company Common Stock entitled to a fraction of a share of Holding Company Common Stock shall, at the time of surrender of the certificate or certificates representing such holder’s shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company Common Stock by the Actual Purchase Price, as defined in the Plan of Conversion. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

4. EXCHANGE OF SHARES.

(a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Mid-Tier Common Stock, upon surrender of the same to an agent, duly appointed by the Holding Company (“Exchange Agent”), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Holding Company Common Stock for which the shares of Mid-Tier Holding Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Mid-Tier Holding Company Common Stock, and which is to be exchanged for Holding Company Common Stock as provided in Section 3(a) hereof, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent) advising such holder of the terms of the exchange effected by the Bank Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for a certificate or certificates evidencing Holding Company Common Stock.

(b) No holder of a certificate theretofore representing shares of Mid-Tier Holding Company Common Stock shall be entitled to receive any dividends in respect of the Holding Company Common Stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Mid-Tier Holding Company Common Stock is surrendered in exchange for certificates representing shares of Holding Company Common Stock. In the event that dividends are declared and paid by the Holding Company in respect of Holding Company Common Stock after the Effective Date but prior to surrender of certificates representing shares of Mid-Tier Holding Company Common Stock, dividends payable in respect of shares of Holding Company Common Stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Mid-Tier Holding Company Common Stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Mid-Tier Holding Company Common Stock as evidencing ownership of the number of full shares of Holding Company Common Stock into which the shares of Mid-Tier Holding

Annex C-3

Company Common Stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

(c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company Common Stock to which a holder of Mid-Tier Holding Company Common Stock would otherwise be entitled as a result of the Bank Merger until such holder surrenders the certificate or certificates representing the shares of Mid-Tier Holding Company Common Stock for exchange as provided in this Section 4, or, in default thereof, an appropriate Affidavit of Loss and Indemnity Agreement and/or a bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company Common Stock is to be issued in a name other than that in which the certificate evidencing Mid-Tier Holding Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(d) If, between the date hereof and the Effective Date, the shares of Mid-Tier Holding Company Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

5. DISSENTING SHARES. No holders of shares of Mid-Tier Holding Company Common Stock shall have dissenter and appraisal rights in connection with the Bank Merger.

6. NAME OF SURVIVING BANK. The name of the Surviving Mid-Tier Holding Company shall be “The Rome Savings Bank.”

7. DIRECTORS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the number of directors of the Surviving Bank shall be eight. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Bank are set forth below. Each such director shall serve for the term which expires at the annual meeting of shareholders of the Surviving Bank in the year set forth after his respective name, and until a successor is elected and qualified.

Name	Term Expires
Charles M. Sprock	2005
Bruce R. Engelbert	2007
David C. Grow	2007
Kirk B. Hinman	2005
T. Richard Leidig	2007
Richard H. McMahon	2006
Michael J. Valentine	2005
Marion C. Scoville	2006

Annex C-4

The address of each such director is c/o The Rome Savings Bank, 100 West Dominick St., Rome, NY 13340.

8. OFFICERS OF THE SURVIVING BANK. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Bank and applicable law, the officers of the Bank immediately prior to the Effective Date shall be the officers of the Surviving Bank.

9. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Bank. As of the Effective Date, the home office of the Surviving Bank shall remain at 100 West Dominick St., Rome, NY 13340 and the locations of the other offices of the Surviving Bank shall be as set forth below, except for the addition of deposit-taking offices authorized or the deletion of deposit-taking offices closed subsequent to the date hereof and the Effective Date.

Executive Office:

100 West Dominick St.

Rome, New York 13440

Branch Offices:

1629 Black River Blvd.

Rome, New York 13440

1300 Erie Blvd.

Rome, New York 13440

8491 Seneca Turnpike

New Hartford, NY 13413

Accounting Center:

139 West Dominick Street

Rome, NY 13440

10. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Bank as in effect immediately prior to the Effective Date shall be the Charter and Bylaws of the Surviving Bank until amended in accordance with the terms thereof and applicable law.

11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim I, without reissue, shall be and become savings accounts of the Surviving Bank without change in their respective terms, including, without limitation, maturity, minimum required balances or withdrawal value.

12. SHAREHOLDER APPROVAL. The affirmative votes of the holders of Mid-Tier Holding Company Common Stock set forth in Section 3 of the Plan of Conversion shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Mid-Tier Holding Company. The approval of the Holding Company, as the sole holder of the

Annex C-5

Interim Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of Interim I. The approval of the Mid-Tier Holding Company, as the sole holder of the Bank Common Stock, shall be required to approve the Plan of Conversion, of which this Plan of Merger is a part, on behalf of the Bank.

13. DIRECTOR APPROVAL. At least two-thirds of the members of the boards of directors of each of the parties hereto have approved this Plan of Merger.

14. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 12 and 13 hereof and the Plan of Conversion, the parties’ obligations to consummate the Bank Merger shall be subject to the Holding Company Common Stock to be issued hereunder in exchange for Mid-Tier Holding Company Common Stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

15. ABANDONMENT OF AGREEMENT. This Plan of Merger may be abandoned by either the Bank or Interim III at any time before the Effective Date in the manner set forth in Section 23 of the Plan of Conversion.

16. AMENDMENTS. This Plan of Merger may be amended in the manner set forth in Section 23 of the Plan of Conversion by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

17. SUCCESSORS. This Agreement shall be binding on the successors of the Bank and Interim I.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America.

Annex C-6

IN WITNESS WHEREOF, the Bank, the Holding Company and Interim I have caused this Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

THE ROME SAVINGS BANK

Attest:	By:

Marion C. Scoville Corporate Secretary	Charles M. Sprock President and Chief Executive Officer

NEW ROME BANCORP, INC. (a Delaware corporation)

Attest:	By:

Marion C. Scoville Corporate Secretary	Charles M. Sprock President and Chief Executive Officer

ROME INTERIM SAVINGS BANK I

Attest:	By:

Marion C. Scoville Corporate Secretary	Charles M. Sprock President and Chief Executive Officer

Annex C-7

ANNEX D

CERTIFICATE OF INCORPORATION

OF

NEW ROME BANCORP, INC.

THE UNDERSIGNED, for the purpose of forming a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware (“GCL”), does hereby certify that this Certificate of Incorporation of New Rome Bancorp, Inc. was duly adopted in accordance with the provisions of Section 102 of the GCL, and further certifies as follows:

ARTICLE I

NAME

The name of the corporation is New Rome Bancorp, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL.

ARTICLE IV

CAPITAL STOCK

Section 1. Shares, Classes and Series Authorized. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is forty million (40,000,000) shares, of which ten million (10,000,000) shares shall be preferred stock, par value one cent ($.01) per share (the “Preferred Stock”), and thirty million (30,000,000) shares shall be common stock, par value one cent ($.01) per share (the “Common Stock”). The Preferred Stock and Common Stock are sometimes hereinafter, collectively, referred to as the “Capital Stock.”

Annex D-1

Section 2. Designations, Powers, Preferences, Rights, Qualifications, Limitations and Restrictions Relating to the Capital Stock.

The following is a statement of the designations, powers, preferences and rights in respect of the classes of the Capital Stock, and the qualifications, limitations or restrictions thereof, and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation (the “Board of Directors”):

(a) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series, the number of shares and any designation of each series and the powers, preferences and rights of the shares of each series, and the qualifications, limitations or restrictions thereof, to be as stated and expressed in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors, subject to the limitations prescribed by law. The Board of Directors in any such resolution or resolutions is expressly authorized to state for each such series:

(i) the voting powers, if any, of the holders of shares of such series in addition to any voting rights affirmatively required by law;

(ii) the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of shares of such series shall be entitled to receive dividends and other distributions, and whether any such dividends shall be cumulative or non-cumulative and, if cumulative, the terms upon which such dividends shall be cumulative;

(iii) whether any shares of the stock of each such series shall be redeemable by the Corporation at the option of the Corporation or the holder thereof and, if redeemable, the terms and conditions upon which any shares of the stock of such series may be redeemed;

(iv) the amount payable and the rights or preferences to which the holders of the stock of such series shall be entitled upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

(v) the terms, if any, upon which shares of stock of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

(vi) any other powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Annex D-2

Subject to any limitations or restrictions stated in the resolution or resolutions of the Board of Directors originally fixing the number of shares constituting a series, the Board of Directors may by resolution or resolutions likewise adopted increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares of the series then outstanding) the number of shares of the series subsequent to the issue of shares of that series; and, in case the number of shares of any series shall be so decreased, the shares constituting the decrease shall resume that status that they had prior to the adoption of the resolution originally fixing the number of shares constituting such series.

(b) Common Stock. Subject to Article V hereof and except as otherwise provided for by law, the shares of Common Stock shall entitle the holders thereof to one vote for each share on all matters on which shareholders have the right to vote. The holders of shares of Common Stock shall not be permitted to cumulate their votes for the election of directors. Notwithstanding the foregoing, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to the GCL.

Subject to the preferences, privileges and powers with respect to each class or series of Preferred Stock having any priority over the Common Stock, and the qualifications, limitations or restrictions thereof, the holders of the Common Stock shall have and possess all rights pertaining to the Capital Stock; provided, however, that in the event of any liquidation, dissolution, or winding up of the Corporation, the holders of the Common Stock (and the holders of any class or series of stock entitled to participate with the Common Stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Corporation available for distribution remaining after: (i) payment or provision for payment of the Corporation’s debts and liabilities and (ii) distributions or provisions for distributions to holders of any class or series of Capital Stock having preference over the Common Stock in the liquidation, dissolution, or winding up of the Corporation.

(c) No Class Vote On Changes In Authorized Number Of Shares Of Preferred Stock. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the GCL.

Annex D-3

ARTICLE V

LIMITATION ON BENEFICIAL OWNERSHIP OF STOCK

Section 1. Applicability of Article.

The provisions of this Article V shall become effective upon (i) the consummation of the reorganization of The Rome Savings Bank (the “Bank”) from a mutual holding company structure to a savings and loan holding company structure and (ii) the concurrent acquisition by the Corporation of all of the outstanding capital stock of the Bank (the “Effective Date”). All terms used in this Article V and not otherwise defined herein shall have the meanings ascribed to such terms in Section 3 of Article VIII, below.

Section 2. Prohibitions Relating to Beneficial Ownership of Voting Stock.

No Person (other than the Corporation, any Subsidiary or any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of the employees of the Corporation or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan) shall directly or indirectly acquire or hold the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of Voting Stock of the Corporation. Any Person so prohibited who directly or indirectly acquires or holds the beneficial ownership of more than ten percent (10%) of the issued and outstanding shares of Voting Stock, in violation of this Section 2 shall be subject to the provisions of Sections 3 and 4 of this Article V, below. The Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of Voting Stock to any Person who beneficially owns, or who the Corporation believes would become by virtue of such transfer the beneficial owner of, more than ten percent (10%) of shares of the Voting Stock.

Section 3. Excess Shares.

If, notwithstanding the foregoing prohibition, a Person subject to the foregoing prohibition shall voluntarily or involuntarily become or attempt to become the purported beneficial owner (the “Purported Owner”) of shares of Voting Stock in excess of ten percent (10%) of the issued and outstanding shares of Voting Stock, the number of shares in excess of ten percent (10%) shall be deemed to be “Excess Shares,” and the holder thereof shall be entitled to cast only one one-hundredth (1/100) of one vote per share for each Excess Share.

The restrictions set forth in this Article V shall be noted conspicuously on all certificates evidencing ownership of shares of Voting Stock.

Section 4. Powers of the Board of Directors.

(a) The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by Bylaw or otherwise, regulations and procedures not inconsistent with the express provisions of this Article V for the orderly application,

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administration and implementation of the provisions of this Article V. Such procedures and regulations shall be kept on file with the Corporate Secretary of the Corporation and with the Transfer Agent, shall be made available for inspection by the public and, upon request, shall be mailed to any holder of shares of Voting Stock of the Corporation.

(b) When it appears that a particular Person has become a Purported Owner of Excess Shares in violation of Section 2 of this Article V, or of the regulations or procedures of the Board of Directors with respect to this Article V, and that the provisions of this Article V require application, interpretation or construction, then a majority of the directors of the Corporation shall have the power and duty to interpret all of the terms and provisions of this Article V and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance with this Article V, including, without limitation, (i) the number of shares of Voting Stock beneficially owned by any Person or Purported Owner, (ii) whether a Person or Purported Owner is an Affiliate or Associate of, or is acting in concert with, any other Person or Purported Owner, (iii) whether a Person or Purported Owner has an agreement, arrangement or understanding with any other Person or Purported Owner as to the voting or disposition of any shares of the Voting Stock, (iv) the application of any other definition or operative provision of this Article V to the given facts or (v) any other matter relating to the applicability or effect of this Article V.

The Board of Directors shall have the right to demand that any Person who is reasonably believed to be a Purported Owner of Excess Shares (or who holds of record shares of Voting Stock beneficially owned by any Person reasonably believed to be a Purported Owner in excess of such limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares of Voting Stock beneficially owned by such Person or Purported Owner and (ii) any other factual matter relating to the applicability or effect of this Article V as may reasonably be requested of such Person or Purported Owner.

Any applications, interpretations, constructions or any other determinations made by the Board of Directors pursuant to this Article V, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such application, interpretation, construction or determination.

Section 5. Severability.

In the event any provision (or portion thereof) of this Article V shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article V shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this Article V remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Purported Owners, if any, notwithstanding any such finding.

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Section 6. Exclusions.

This Article V shall not apply to (a) any offer or sale with a view towards public resale made exclusively by the Corporation to any underwriter or underwriters acting on behalf of the Corporation, or to the selling group acting on such underwriter’s or underwriters’ behalf, in connection with a public offering of the Common Stock; or (b) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction or reorganization that does not have the effect, directly or indirectly, of changing the beneficial ownership interests of the Corporation’s shareholders, other than pursuant to the exercise of any dissenters’ appraisal rights, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, one percent (1%) of the issued and outstanding shares of such class of equity or convertible securities.

ARTICLE VI

BOARD OF DIRECTORS

Section 1. Number of Directors.

The number of directors of the Corporation shall be as determined only by resolution of the Board of Directors, but shall not be less than seven (7) nor more than twenty (20) (other than directors elected by holders of shares of one or more series of Preferred Stock).

Section 2. Classification of Board.

Subject to the rights of any holders of shares of any series of Preferred Stock that may be issued by the Corporation pursuant to a resolution or resolutions of the Board of Directors providing for such issuance, and subject to the provisions hereof, the directors of the Corporation shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire number of the Board, with the terms of office of one class expiring each successive year. At each annual meeting of shareholders, the successors to the class of directors (other than directors elected by holders of shares of one or more series of Preferred Stock) whose term expires at that time shall be elected by the shareholders to serve until the annual meeting of shareholders held three years next following and until their successors shall be elected and qualified.

In the event of any intervening changes in the authorized number of directors (other than directors elected by holders of shares of one or more series of Preferred Stock), only the Board of Directors shall designate the class or classes to which the increases or decreases in directorships shall be apportioned in order to achieve, as near as may be possible, equality of number of directors among the classes; provided, however, that no such apportionment or redesignation shall shorten the term of any incumbent director.

Unless and to the extent that the Bylaws so provide, elections of directors need not be by written ballot.

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Section 3. Vacancies.

Subject to the limitations prescribed by law and this Certificate of Incorporation, all vacancies on the Board of Directors, including vacancies created by newly created directorships resulting from an increase in the number of directors (subject to the provisions of Section 5 of this Article VI relating to directors elected by holders of shares of one or more series of Preferred Stock), shall be filled only by a vote of a majority of the directors then holding office, whether or not a quorum, and any director so elected shall serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall be elected and qualified.

Section 4. Removal of Directors.

Any or all of the directors (subject to the provisions of Section 5 of this Article VI relating to directors elected by holders of shares of one or more series of Preferred Stock) may be removed at any time, but only for cause, and any such removal shall require the vote, in addition to any vote required by law, of not less than eighty percent (80%) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote generally in the election of directors at a meeting of shareholders expressly called for that purpose. For purposes of this Section 4, conduct worthy of removal for “cause” shall include, but not be limited to (a) conduct as a director of the Corporation or any subsidiary of the Corporation that involves willful material misconduct, breach of fiduciary duty involving personal pecuniary gain or gross negligence in the performance of duties, (b) conduct, whether or not as a director of the Corporation or a subsidiary of the Corporation that involves dishonesty or breach of fiduciary duty and is punishable by imprisonment for a term exceeding one year under state or federal law or (c) removal of such person from the Board of Directors of the Bank, if such person is so serving, in accordance with the Charter and Bylaws of the Bank.

Section 5. Directors Elected by Preferred Shareholders.

Notwithstanding anything set forth in this Certificate of Incorporation to the contrary, the qualifications, term of office and provisions governing vacancies, removal and other matters pertaining to directors elected by holders of shares of one or more series of Preferred Stock shall be as set forth in a resolution or resolutions adopted by the Board of Directors setting forth the designations, preferences and rights relating to any such series of Preferred Stock pursuant to Article IV, Section 2 hereof.

Section 6. Evaluation of Acquisition Proposals.

The Board of Directors of the Corporation, when evaluating any offer to the Corporation or to the shareholders of the Corporation from another party to (a) purchase for cash, or exchange any securities or property for, any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, may give due consideration to the extent permitted by law not only to the price or

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other consideration being offered, but also to all other relevant factors, including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries and the effects on the communities in which the Corporation’s and its subsidiaries’ facilities are located.

Section 7. Power to Call Special Meeting of Shareholders. Special meetings of shareholders for any purpose may be called at any time only by resolution of at least three-fourths of the Directors of the Corporation then in office or by the Chairman, if one has been elected by the Board, or by the President and Chief Executive Officer. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of meeting prescribed by the Bylaws of the Corporation.

ARTICLE VII

ACTION BY SHAREHOLDERS WITHOUT A MEETING

Except as otherwise provided for or fixed pursuant to the provisions of Article IV of this Certificate of Incorporation relating to the rights of holders of shares of any series of Preferred Stock, no action that is required or permitted to be taken by the shareholders of the Corporation at any annual or special meeting of shareholders may be effected by written consent of shareholders in lieu of a meeting of shareholders.

ARTICLE VIII

CERTAIN BUSINESS COMBINATIONS

Section 1. Higher Vote Required for Certain Business Combinations.

In addition to any affirmative vote required by law, this Certificate of Incorporation or by the provisions of any series of Preferred Stock that may at the time be outstanding, and except as otherwise expressly provided for in Section 2 of this Article VIII, any Business Combination, as hereinafter defined, shall require the affirmative vote of not less than eighty percent (80%) (to the extent permitted by law) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock, voting together as a single class (it being understood, that for purposes of this Article VIII, each share of Voting Stock shall have the number of votes granted to it pursuant to Article IV and Article V of this Certificate of Incorporation or in any resolution or resolutions of the Board of Directors for issuance of shares of Preferred Stock), together (to the extent permitted by law) with the affirmative vote of at least fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder involved or any Affiliate or Associate thereof, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

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Section 2. When Higher Vote is Not Required.

The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation, if either (i) the Business Combination shall have been approved by a majority of the Disinterested Directors then in office or (ii) all of the conditions specified in the following subsections (a) through (g) are met:

(a) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers’ fees, dealer-management compensation and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees and expenses) paid by the Interested Shareholder for any shares of Common Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid and the Fair Market Value of any dividends paid, other than in cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

(ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

(b) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Voting Stock, other than Common Stock, in such Business Combination shall be at least equal to the highest of the following (such requirement being applicable to each such class or series of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of such class or series of Voting Stock):

(i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes, soliciting dealers’ fees, dealer-management compensation, and other expenses, including, but not limited to, costs of newspaper advertisements, printing expenses and attorneys’ fees and expenses) paid by the Interested Shareholder for any shares of such class or series of Voting Stock acquired by it (A) within the two-year period immediately prior to the Announcement Date, or (B) in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at

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the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Disinterested Directors then in office) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid other than in cash, per share of such class or series of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Voting Stock;

(ii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

(iii) the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.

(c) The consideration to be received by holders of any particular class or series of outstanding Voting Stock (including Common Stock) in such Business Combination shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such class or series of Voting Stock. If the Interested Shareholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock in such Business Combination shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

(d) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Shareholder immediately prior to the Consummation Date shall be entitled to receive in such Business Combination cash or other consideration for their shares in compliance with subsections (a), (b) and (c) of this Section 2.

(e) After the Determination Date and prior to the Consummation Date:

(i) except as approved by a majority of the Disinterested Directors then in office, there shall have been no failure to declare and pay, or set aside for payment, at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock;

(ii) there shall have been (A) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors then in office, and (B) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors then in office; and

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(iii) such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except (a) as part of the transaction that results in such Interested Shareholder becoming an Interested Shareholder, (b) as the result of a stock dividend paid by the Corporation or (c) upon the exercise or conversion of securities of the Corporation issued pro rata to all holders of Common Stock which are exercisable for or convertible into shares of Voting Stock.

(f) After the Determination Date, the Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation or an Affiliate of the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(g) A proxy or information statement describing the proposed Business Combination in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Corporation is then subject to such requirements, and the rules and regulations thereunder (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Exchange Act or subsequent provisions). The first page of such proxy or information statement shall prominently display the recommendation, if any, that a majority of the Disinterested Directors then in office may choose to make to the holders of Voting Stock regarding the proposed Business Combination. Such proxy or information statement shall also contain, if a majority of the Disinterested Directors then in office so requests, an opinion of a reputable investment banking firm (which firm shall be engaged solely on behalf of the shareholders of the Corporation other than the Interested Shareholder and shall be selected by a majority of the Disinterested Directors then in office, furnished with all information it reasonably requests and paid a reasonable fee for its services by the Corporation upon the Corporation’s receipt of such opinion) as to the fairness (or lack of fairness) of the terms of the proposed Business Combination from the point of view of the holders of Voting Stock other than the Interested Shareholder.

Section 3. Definitions.

For purposes of this Article VIII, the following terms shall have the following meanings:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of filing by the Secretary of State of the State of Delaware of this Certificate of Incorporation, whether or not the Corporation was then subject to such rule.

(b) “Announcement Date” shall mean the date of the first public announcement of the proposal of the Business Combination.

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(c) A Person shall be deemed the “beneficial owner,” or to have “beneficial ownership,” of any shares of Voting Stock that:

(i) such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

(ii) such Person or any or its Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (but a Person shall not be deemed to be the beneficial owner of any Voting Stock solely by reason of an agreement, arrangement or understanding with the Corporation to effect a Business Combination) or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote, or to direct the vote of, pursuant to any agreement, arrangement or understanding (but neither such Person nor any Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such Person nor any Affiliate or Associate is otherwise deemed the beneficial owner); or

(iii) is beneficially owned, directly or indirectly, by any other Person with which such first mentioned Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the parenthetical clause of Section 3(c)(ii)(B)) or disposing of any shares of Voting Stock;

provided, however, that no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) (y) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Voting Stock of the Corporation beneficially owned by any other such director or officer (or any Affiliate or Associate thereof) or (z) shall be deemed to beneficially own any Voting Stock of the Corporation owned by any pension, profit-sharing, stock bonus or other compensation plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan, not specifically allocated to such Person’s personal account.

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(d) The term “Business Combination” shall mean any transaction that is referred to in any one or more of the following paragraphs (i) through (vi):

(i) any merger or consolidation of the Corporation or any Subsidiary (other than a merger pursuant to Section 253 of the GCL) with (A) any Interested Shareholder or (B) any other entity (whether or not such other entity is itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of any Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value equal to five percent (5%) or more of the total assets of the Corporation or the Subsidiary in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made; or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder other than (A) on a pro rata basis to all holders of Voting Stock, (B) in connection with the exercise or conversion of securities issued pro rata that are exercisable for, or convertible into, securities of the Corporation or any Subsidiary or (C) the issuance or transfer of such securities having an aggregate Fair Market Value equal to less than one percent (1%) of the aggregate Fair Market Value of all of the outstanding Capital Stock; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the Corporation or any Subsidiary that is directly or indirectly owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments, which changes do not exceed, in the aggregate, 1% of the issued and outstanding shares of such class or series of equity or convertible securities; or

(vi) the acquisition by the Corporation or a Subsidiary of any securities of an Interested Shareholder or its Affiliates or Associates.

(e) “Consummation Date” shall mean the date of the consummation of the Business Combination.

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(f) “Determination Date” shall mean the date on which the Interested Shareholder became an Interested Shareholder.

(g) “Disinterested Director” shall mean any member of the Board of Directors of the Corporation who is not an Affiliate or Associate of, or otherwise affiliated with, the Interested Shareholder and who either was a member of the Board of Directors prior to the Determination Date, or was recommended for election by a majority of the Disinterested Directors in office at the time such director was nominated for election. If there is no Interested Shareholder, each member of the Board of Directors shall be a Disinterested Director.

(h) “Fair Market Value” shall mean (i) in the case of stock, the highest closing price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange listed stocks or, if such stock is not quoted on such Composite Tape, or if such stock is not listed on such Exchange, then on the principal United States securities exchange registered under the Exchange Act, on which such stock is listed, or, if such stock is not listed on any such exchange, then the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the Nasdaq Stock Market or any system then in use, or, if no such quotation is available, then the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Disinterested Directors then in office, in each case with respect to any class of stock, appropriately adjusted for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors then in office.

(i) References to “highest per share price” shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

(j) “Interested Shareholder” shall mean any Person (other than the Corporation, any Subsidiary or any pension, profit-sharing, stock bonus or other compensation or employee benefit plan maintained by the Corporation or by a member of a controlled group of corporations or trades or businesses of which the Corporation is a member for the benefit of employees of the Corporation and/or any Subsidiary, or any trust or custodial arrangement established in connection with any such plan or holding Voting Stock for the purpose of funding any such plan or funding employee lending for employees of the Corporation or any Subsidiary) who or which:

(i) is the beneficial owner of ten percent (10%) or more of the Voting Stock; or

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(ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of ten percent (10%) or more of the then outstanding shares of Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any other Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, and not executed on any exchange or in the over-the-counter market through a registered broker or dealer.

In determining whether a Person is an Interested Shareholder pursuant to this subsection (j), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of subsection (c) of this Section 3 but shall not include any other shares of Voting Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(k) “Person” shall mean any corporation, partnership, trust, unincorporated organization or association, syndicate, any other entity or a natural person, together with any Affiliate or Associate of such Person or any other Person acting in concert with such Person.

(l) “Subsidiary” shall mean any corporation or entity of which a majority of any class or series of equity securities is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subsection (j) of this Section 3, the term “Subsidiary” shall mean only a corporation or entity of which a majority of each class or series of outstanding voting securities is owned, directly or indirectly, by the Corporation.

(m) “Voting Stock” shall mean all of the outstanding shares of Capital Stock entitled to vote generally in the election of directors.

Section 4. Powers of the Disinterested Directors. When it appears that a particular Person may be an Interested Shareholder and that the provisions of this Article VIII need to be applied or interpreted, then a majority of the directors of the Corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of this Article VIII, and to determine on the basis of information known to them after reasonable inquiry of all facts necessary to ascertain compliance with this Article VIII, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of shares of Voting Stock beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) the Fair Market Value of (i) the assets that are the subject of any Business Combination, (ii) the securities to be issued or transferred by the Corporation or any Subsidiary in any Business Combination, (iii) the consideration other than cash to be received by holders of

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shares of any class or series of Common Stock or Voting Stock other than Common Stock in any Business Combination, (iv) the outstanding Capital Stock or (v) any other item the Fair Market Value of which requires determination pursuant to this Article VIII and (e) whether all of the applicable conditions set forth in Section 2 of this Article VIII have been met with respect to any Business Combination.

Any construction, application or determination made by the Board of Directors or the Disinterested Directors pursuant to this Article VIII, in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its shareholders, and neither the Corporation nor any of its shareholders shall have the right to challenge any such construction, application or determination.

Section 5. Effect on Fiduciary Obligations of Interested Shareholders.

Nothing contained in this Article VIII shall be construed to relieve any Interested Shareholder from any fiduciary obligations imposed by law.

Section 6. Amendment, Repeal, Etc.

Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), in addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of Preferred Stock, any amendment, alteration, repeal or rescission of any provision of this Article VIII must also be approved by either (i) a majority of the Disinterested Directors or (ii) the affirmative vote of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock, voting together as a single class, together with the affirmative vote of not less than fifty percent (50%) of the total number of votes eligible to be cast by the holders of all outstanding shares of the Voting Stock not beneficially owned by any Interested Shareholder or Affiliate or Associate thereof, voting together as a single class.

ARTICLE IX

LIMITATION OF DIRECTOR LIABILITY

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the GCL as the same exists or may hereafter be amended.

Any amendment, termination or repeal of this Article IX or any provisions hereof shall not adversely affect or diminish in any way any right or protection of a director of the Corporation existing with respect to any act or omission occurring prior to the time of the final adoption of such amendment, termination or repeal.

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In addition to any requirements of law or of any other provisions of this Certificate of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the total number of votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon shall be required to amend, alter, rescind or repeal any provision of this Article IX.

ARTICLE X

INDEMNIFICATION

Section 1. Actions, Suits or Proceedings Other than by or in the Right of the Corporation.

To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything contained in this Article X, but subject to Section 7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action, suit or proceeding, or part thereof, initiated by such person against the Corporation unless such action, suit or proceeding, or part thereof, was authorized or consented to by the Board of Directors.

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Section 2. Actions or Suits by or in the Right of the Corporation.

To the fullest extent permitted by the GCL, the Corporation shall indemnify any person who is or was or has agreed to become a director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and the Corporation may indemnify any other person who is or was or has agreed to become an employee or agent of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him or her or on his or her behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper. Notwithstanding anything contained in this Article X, but subject to Section 7 hereof, the Corporation shall not be obligated to indemnify any director or officer in connection with an action or suit, or part thereof, initiated by such person against the Corporation unless such action or suit, or part thereof, was authorized or consented to by the Board of Directors.

Section 3. Indemnification for Costs, Charges and Expenses of a Successful Party.

To the extent that a present or former director or officer of the Corporation has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against all costs, charges and expenses (including attorneys’ fees and expenses) actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

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Section 4. Indemnification for Expenses of a Witness.

To the extent that any person who is or was or has agreed to become a director or officer of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person shall be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

To the extent that any person who is or was or has agreed to become an employee or agent of the Corporation is made a witness to any action, suit or proceeding to which he or she is not a party by reason of the fact that he or she was, is or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, such person may be indemnified against all costs, charges and expenses actually and reasonably incurred by such person or on such person’s behalf in connection therewith.

Section 5. Determination of Right to Indemnification.

Any indemnification under Section 1 or 2 of this Article X (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article X. Any indemnification under Section 4 of this Article X (unless ordered by a court) shall be made, if at all, by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper under the circumstances. Such determinations shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of directors who were not parties to such action, suit or proceeding even though less than a quorum of the Board of Directors, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent counsel in a written opinion or (d) by the shareholders of the Corporation. To obtain indemnification under this Article X, any person referred to in Section 1, 2, 3 or 4 of this Article X shall submit to the Corporation a written request, including therewith such documents as are reasonably available to such person and are reasonably necessary to determine whether and to what extent such person is entitled to indemnification.

Section 6. Advancement of Costs, Charges and Expenses.

Costs, charges and expenses (including attorneys’ fees and expenses) incurred by or on behalf of a director or officer in defending a civil or criminal action, suit or proceeding referred to in Section 1 or 2 of this Article X shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs,

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charges and expenses incurred by or on behalf of a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of a written undertaking, by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article X or by law. No security shall be required for such undertaking and such undertaking shall be accepted without reference to the recipient’s financial ability to make repayment. The majority of the directors who were not parties to such action, suit or proceeding may, upon approval of such director or officer of the Corporation, authorize the Corporation’s counsel to represent such person, in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

Section 7. Procedure for Indemnification.

Any indemnification under Section 1, 2, 3 or 4 of this Article X or advancement of costs, charges and expenses under Section 6 of this Article X shall be made promptly, and in any event within sixty (60) days (except indemnification to be determined by shareholders which will be determined at the next annual or special meeting of shareholders), upon the written request of the director or officer. The right to indemnification or advancement of expenses as granted by this Article X shall be enforceable by the director, officer, employee or agent in any court of competent jurisdiction in the event the Corporation denies such request, in whole or in part, or if no disposition of such request is made within sixty (60) days of the request. Such person’s costs, charges and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, to the extent successful, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of costs, charges and expenses under Section 6 of this Article X where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 or 2 of this Article X, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its directors, its independent counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or 2 of this Article X, nor the fact that there has been an actual determination by the Corporation (including its directors, its independent counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8. Settlement.

The Corporation shall not be obligated to reimburse the costs, charges and expenses of any settlement to which it has not agreed. If, in any action, suit or proceeding (including any appeal) within the scope of Section 1 or 2 of this Article X, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof offered or assented to by the opposing party or parties in such action, suit or proceeding, then, notwithstanding any other provision of this Article X, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement

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could have been made and the expenses incurred by or on behalf of such person prior to the time such settlement could reasonably have been effected.

Section 9. Other Rights; Continuation of Right to Indemnification; Individual Contracts.

The indemnification and advancement of costs, charges and expenses provided by or granted pursuant to this Article X shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of costs, charges and expenses may be entitled under law (common or statutory) or any By-Law, agreement, policy of indemnification insurance or vote of shareholders or directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity while holding office, and shall continue as to any person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the legatees, heirs, distributees, executors and administrators of any such person. Nothing contained in this Article X shall be deemed to prohibit the Corporation from entering into, and the Corporation is specifically authorized to enter into, agreements with directors, officers, employees and agents providing indemnification rights and procedures different from those set forth herein. All rights to indemnification under this Article X shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity (or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) at any time while this Article X is in effect.

Section 10. Savings Clause.

If this Article X or any portion shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify each director or officer, and may indemnify each employee or agent, of the Corporation as to any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation), to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the fullest extent permitted by applicable law.

Section 11. Insurance.

The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any costs, charges or expenses, liability or loss incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such costs, charges or expenses, liability or loss under the Certificate of Incorporation or applicable law; provided, however, that such insurance is available on acceptable terms as determined by a vote of the Board of Directors. To the extent that any director, officer, employee or agent is reimbursed by an insurance company under an

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indemnification insurance policy for any costs, charges, expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement to the fullest extent permitted by any applicable portion of this Article X, the Bylaws, any agreement, the policy of indemnification insurance or otherwise, the Corporation shall not be obligated to reimburse the person to be indemnified in connection with such proceeding.

Section 12. Definitions.

For purposes of this Article X, the following terms shall have the following meanings:

(a) “The Corporation” shall include, in addition to the resulting corporation, any constituent corporation or entity (including any constituent of a constituent) absorbed by way of an acquisition, consolidation, merger or otherwise, which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation or entity, or is or was serving at the written request of such constituent corporation or entity as a director or officer of another corporation, entity, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation or entity as such person would have with respect to such constituent corporation or entity if its separate existence had continued;

(b) “Other enterprises” shall include employee benefit plans, including, but not limited to, any employee benefit plan of the Corporation;

(c) “Director or officer” of the Corporation shall include any director or officer of the Corporation who is or was or has agreed to serve at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise;

(d) “Serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by a director, officer, employee or agent of the Corporation with respect to an employee benefit plan, its participants or beneficiaries, including acting as a fiduciary thereof;

(e) “Fines” shall include any penalties and any excise or similar taxes assessed on a person with respect to an employee benefit plan;

(f) To the fullest extent permitted by law, a person shall be deemed to have acted in “good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful,” if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent

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certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise; and

(g) A person shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation,” as referred to in Sections 1 and 2 of this Article X if such person acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan.

Section 13. Subsequent Amendment and Subsequent Legislation.

Neither the amendment, termination or repeal of this Article X or of relevant provisions of the GCL or any other applicable laws, nor the adoption of any provision of this Certificate of Incorporation or the Bylaws of the Corporation or of any statute inconsistent with this Article X shall eliminate, affect or diminish in any way the rights of any director, officer, employee or agent of the Corporation to indemnification under the provisions of this Article X with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of any such amendment, termination, repeal, provision or statute.

If the GCL is amended to expand further the indemnification permitted to directors and officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the GCL, as so amended.

ARTICLE XI

AMENDMENTS

Section 1. Amendments of Certificate of Incorporation.

In addition to any affirmative vote required by applicable law and any voting rights granted to or held by holders of shares of any series of Preferred Stock, any alteration, amendment, repeal or rescission (collectively, any “Change”) of any provision of this Certificate of Incorporation must be approved by the Board of Directors and by the affirmative vote of the holders of a majority (or such greater proportion as may otherwise be required pursuant to any specific provision of this Certificate of Incorporation) of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon; provided, however, that if any such Change relates to Section 13 of Article X or Articles V, VI, VII or XI of this Certificate of Incorporation, such Change must also be approved either by (i) not less than a majority of the authorized number of directors and, if one or more Interested Shareholders (as defined in Article VIII hereof) exists, by not less than a majority of the Disinterested Directors (as defined in Article VIII hereof), or (ii) the affirmative vote of the holders of not less than two-thirds of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon and, if the Change is proposed by or on behalf of an Interested Shareholder or a director who is an Affiliate or Associate (as such terms are defined in Article VIII hereof) of an Interested Shareholder, by the affirmative vote of the holders of not less than a majority of the total votes eligible to be cast by holders of all outstanding shares of Capital Stock

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entitled to vote thereon not beneficially owned by an Interested Shareholder or an Affiliate or Associate thereof. Subject to the foregoing, the Corporation reserves the right to amend this Certificate of Incorporation from time to time in any and as many respects as may be desired and as may be lawfully contained in an original certificate of incorporation filed at the time of making such amendment.

Except as may otherwise be provided in this Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and to add or insert herein any other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law, and all rights, preferences and privileges of any nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Section 1.

Section 2. Amendments of Bylaws.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation, upon the vote of two-thirds of the members of the entire Board, is expressly authorized to make, alter, amend, rescind or repeal from time to time any of the Bylaws of the Corporation in accordance with the terms thereof; provided, however, that any Bylaw made by the Board of Directors may be altered, amended, rescinded or repealed in accordance with the terms thereof by the holders of two-thirds of the shares of Capital Stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the Bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded or repealed by a vote of the Board of Directors or holders of shares of Capital Stock entitled to vote thereon that is not less than the supermajority specified in such provision.

ARTICLE XII

NOTICES

The name and mailing address of the incorporator of this Corporation is:

The Rome Savings Bank

100 W. Dominick Street

Rome, New York 13440

[Signature Page Follows]

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The Rome Savings Bank, in its capacity as the incorporator of the Corporation, caused this Certificate of Incorporation to be signed by Charles M. Sprock, its Chairman, President and Chief Executive Officer, and attested to by Marion C. Scoville, its Secretary, this 7th day of December, 2004.

THE ROME SAVINGS BANK

By:	/s/ CHARLES M. SPROCK
Charles M. Sprock
Chairman, President and Chief Executive Officer

Attest:

/s/ MARION C. SCOVILLE
Marion C. Scoville
Secretary

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